SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2006

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

420 Lexington Avenue, Suite 408 New York, New York (Address of principal executive offices)	10170 (Zip code)

Registrant’s telephone number, including area code: (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 18, 2006, SIGA Technologies, Inc. (“SIGA”) announced that its lead drug, SIGA-246, is the first drug ever to demonstrate 100% protection against human smallpox virus in a primate trial conducted at the federal Centers for Disease Control and Prevention (“CDC”). In this study, once-daily, oral administration of SIGA-246 protected cynomolgus monkeys from smallpox disease following intravenous high dosing with smallpox virus. The drug prevented symptoms of disease whether delivered at the same time as the virus or 24 hours later, supporting the drug’s use for both post-exposure prophylaxis and treatment. SIGA-246 completely prevented lesion formation and reduced viral load to non-threatening levels in treated animals with no obvious toxicity. The study was conducted under rigorous bio-safety and -security conditions at the World Health Organization Collaborating Centers for Smallpox and Other Poxvirus Infections’ BSL-4 laboratory located at the CDC in Atlanta and was funded by the Department of Health and Human Services, the CDC and the Department of Defense’s Defense Threat Reduction Agency under the supervision of Dr. John Huggins, Chief of the Viral Therapeutics Branch, U.S. Army Medical Research Institute of Infectious Diseases.

On October 18, 2006, SIGA issued a press release announcing the above described results. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release dated October 18, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                SIGA TECHNOLOGIES, INC.

                By: /s/ Thomas N. Konatich
               Name: Thomas N. Konatich
                   Title:   Acting Chief Executive Officer & Chief
                   Financial Officer

Date: October 18, 2006